ANNEX I
TO
BRIDGE LOAN AGREEMENT
<PROTOTYPE FOR EACH ISSUANCE>

FORM OF NOTE

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No. 08-B1-[1]______ US $____________[2]

TISSERA, INC.

CONVERTIBLE PROMISSORY NOTE SERIES 08-B1
DUE ____________, 200_[3]

THIS NOTE is one of a duly authorized issue of promissory notes of up to $1,765,500 of **TISSERA, INC.**, a corporation organized and existing under the laws of the State of Washington (the "Company"), designated as its Convertible Promissory Note Series 08-B1.

FOR VALUE RECEIVED, the Company promises to pay to _____________________, the registered holder hereof (the "Holder"), the principal sum of ________________Thousand ____________ and 00/100 Dollars (US $___________)[4] on the Maturity Date (as defined below).

TIME IS OF THE ESSENCE WITH RESPECT TO THE COMPANY'S FULFILLMENT OF ALL OF ITS PAYMENT OBLIGATIONS HEREUNDER. The Holder shall not be required to give the Company any notice of default of payment if any such payment is not timely paid or otherwise satisfied. All provisions of this Note which apply in the event of the Company's not timely fulfilling any of its payment obligations hereunder shall apply whether or not such notice of default is given. The Holder's giving of any notice to the Company shall not be deemed a waiver,

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[1]Insert unique Note number for each issuance.

[2]Insert amount equal to Buyer's Purchase Price multiplied by the Applicable Percentage.

[3]Insert date which is 180 days after the Initial Closing Date.

[4]See fn 2.

modification or amendment of this provision with respect to the failure referred to in that notice or to any other failure by the Company timely to make any other payment due hereunder.

This Note or its predecessor was originally issued on _________, 2008[5] (the "Issue Date").

This Note is being issued pursuant to the terms of the Bridge Loan Agreement, dated as of June 18, 2008 (the "Bridge Loan Agreement"), to which the Company and the Holder (or the Holder's predecessor in interest) are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Bridge Loan Agreement.

This Note is subject to the following additional provisions:

1. The Note will initially be issued in denominations determined by the Company, but are exchangeable for an equal aggregate principal amount of Note of different denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.

2. No interest will accrue on this Note until the Maturity Date. If any portion of this Note is outstanding on the Maturity Date, interest at the rate of twenty-four percent (24%) per annum or the highest rate allowed by law, whichever is lower, shall accrue on the outstanding principal of this Note from the Maturity Date to and including the date of payment by the Company. Such interest shall accrue on a daily basis and shall be payable in cash. The Holder may demand payment of all or any part of this Note, together with accrued interest, if any, and any other amounts due hereunder, as of the Maturity Date or any date thereafter.

3. The Company shall be entitled to withhold from all payments of principal of, and, if applicable, interest on, this Note any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

4. This Note has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws and the terms of the Bridge Loan Agreement. In the event of any proposed transfer of this Note, the Company may require, prior to issuance of a new Note in the name of such other person, that it receive reasonable transfer documentation that is sufficient to evidence that such proposed transfer complies with the Act and other applicable state and foreign securities laws and the terms of the Bridge Loan Agreement. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company's Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all

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[5]Insert the relevant Buyer's Closing Date.

other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

5 (a) The term "Maturity Date" means the earliest of (i) _______, 200_[6] (the "Stated Maturity Date"), (ii) the New Transaction Threshold Date (as defined below), or (iii) the Default Maturity Date (as defined below).

(b) The term "New Transaction Threshold Date" means, unless modified by the consent of the Company and a Majority in Interest of the Holders (which consent is in the sole discretion of the Holders and may be withheld for any reason or for no reason whatsoever), the date on which the Company consummates the first New Transaction (as defined in Annex I to this Note) in which the Company receives, on a cumulative basis after taking into account the gross proceeds from all prior New Transactions, if any, after the Initial Closing Date, gross proceeds of at least Two Million Dollars ($2,000,000). All such gross proceeds are determined before deduction of any fees or other expenses or disbursements of any kind in connection with the relevant New Transaction.

6. (a) Any payment made to the Holder shall be applied in the following order of priority: (i) first, to any amounts due to the Holder hereunder or under any of the Transaction Agreements other than principal and accrued interest, (ii) then, to accrued interest on this Note, if any, through and including the date of payment, and (iii) then, to principal of this Note.

(b) Subject to the provisions of Section 6(a) hereof, the outstanding principal of this Note may be prepaid in whole or in part at the option of the Company at any time prior to the Maturity Date.

7. All payments contemplated hereby are to be made "in cash" and shall be made in immediately available good funds of United States of America currency by wire transfer to an account designated in writing by the Holder to the Company (which account may be changed by notice similarly given). For purposes of this Note, the phrase "date of payment" means the date good funds are received in the account designated by the notice which is then currently effective.

8. A. (i) At any time on or after the Issue Date and on or before the Stated Maturity Date or the earlier date on which this Note is paid in full in accordance with its terms (including, without limitation, after the occurrence of an Event of Default, as defined below), the Holder of this Note is entitled, at its option, subject to the following provisions of this Section 8, to convert this Note at any time into shares of Common Stock, $0.0001 par value ("Common Stock"), of the Company at the Conversion Price (as defined below). Any such conversion is referred to as a "Conversion."

(ii) For purposes of this Note, the following terms shall have the meanings indicated below:

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[6]See fn 3.

"Conversion Price" means $0.10 (which amount is subject to adjustment as provided herein)

"Conversion Date" means the date on which the Holder faxes or otherwise delivers a Notice of Conversion to the Company so that it is received by the Company on or before such specified date.

"Conversion Shares" has the meaning ascribed to it in Section 8(E) hereof.

B. A Conversion shall be effectuated by the Holder by faxing a notice of conversion ("Notice of Conversion") to the Company as provided in this paragraph. The Notice of Conversion shall be executed by the Holder of this Note and shall evidence such Holder's intention to convert this Note or a specified portion hereof in the form annexed hereto as Exhibit A. Delivery of the Notice of Conversion shall be accepted by the Company by hand, mail or courier delivery at the address specified in said Exhibit A or at the facsimile number specified in said Exhibit A (each of such address or facsimile number may be changed by notice given to the Holder in the manner provided in the Bridge Loan Agreement).

C. Notwithstanding any other provision hereof or of any of the other Transaction Agreements, in no event (except (i) as specifically provided herein as an exception to this provision, or (ii) while there is outstanding a tender offer for any or all of the shares of the Company's Common Stock) shall the Holder be entitled to convert any portion of this Note, or shall the Company have the obligation to convert such Note to the extent that, after such conversion or issuance of stock in payment of interest, the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or other convertible securities or of the unexercised portion of warrants or other rights to purchase Common Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Notes with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such conversion). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, except as otherwise provided in clause (1) of such sentence. Nothing herein shall preclude the Holder from disposing of a sufficient number of other shares of Common Stock beneficially owned by the Holder so as to thereafter permit the continued conversion of this Note.

D. (i) If, for as long as this Note remains outstanding and on or before the Stated Maturity Date, the Company enters into a merger (other than where the Company is the surviving entity) or consolidation with another corporation or other entity or a sale or transfer of all or substantially all of the assets of the Company to another person (collectively, a "Sale"), the Company will require, in the agreements reflecting such transaction, that the surviving entity expressly assume the obligations of the Company hereunder. Notwithstanding the foregoing, if the Company enters into a Sale and the holders of the Common Stock are entitled to receive stock, securities or property

in respect of or in exchange for Common Stock, then as a condition of such Sale, the Company and any such successor, purchaser or transferee will agree that the Note may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Note might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any such proposed Sale, (i) the Holder hereof shall have the right to convert by delivering a Notice of Conversion to the Company within fifteen (15) days of receipt of notice of such Sale from the Company, except that Section 8(C) shall not apply to such conversion.

(ii) If, at any time while any portion of this Note remains outstanding and on or before the Stated Maturity Date, the Company spins off or otherwise divests itself of a part of its business or operations or disposes of all or of a part of its assets in a transaction (the "Spin Off") in which the Company, in addition to or in lieu of any other compensation received and retained by the Company for such business, operations or assets, causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's Notes outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Notes") been converted as of the close of business on the Trading Day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the conversion of all or any of the Outstanding Notes, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the principal amount of the Outstanding Notes then being converted, and (II) the denominator is the principal amount of the Outstanding Notes.

(iii) If, at any time while any portion of this Note remains outstanding and on or before the Stated Maturity Date, the Company effectuates a stock split or reverse stock split of its Common Stock or issues a dividend on its Common Stock consisting of shares of Common Stock, the prices used in determining the Conversion Price from dates prior to such action or and any other fixed amounts calculated as contemplated hereby or by any of the other Transaction Agreements shall be equitably adjusted to reflect such action.

(iv) Reference is made to the provisions of Section 4(g) of the Bridge Loan Agreement, the terms of which are incorporated herein by reference. The Conversion Price and other provisions of this Note shall be adjusted as provided in the applicable provisions of said Section 4(g) of the Bridge Loan Agreement. In addition, if applicable, the Company will issue Adjustment Conversion Shares as provided in said Section 4(g) of the Bridge Loan Agreement.

E. (i) The following provisions apply to the issuances of Common Stock in payment of the amounts due under this Note, as provided in the other provisions of this Section 8.

(ii) No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share.

(iii) All shares issuable with respect to a Conversion Date shall be deemed "Conversion Shares" for all purposes of this Note and the other Transaction Agreements. Certificates representing the relevant Conversion Shares ("Conversion Certificates") will be delivered to the Holder at the address specified in the relevant Notice of Conversion (and if none, the Holder's the Holder's address for notices as contemplated by the Bridge Loan Agreement, which address the Holder may change from time to time in the manner provided therein), via express courier, by electronic transfer or otherwise, within three (3) Trading Days (such third Trading Day, the "Delivery Date") after the relevant Conversion Date. The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the relevant provisions of this Note on the Conversion Date.

9. Subject to the terms of the Bridge Loan Agreement, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and, if applicable, interest on, this Note at the time, place, and rate, and in the coin or currency, as herein prescribed. This Note is a direct obligation of the Company.

10. No recourse shall be had for the payment of the principal of, or, if applicable, the interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

11. The Holder of the Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note or the shares of Common Stock issuable upon conversion thereof, except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

12. Any notice required or permitted hereunder shall be given in manner provided in the Section headed "NOTICES" in the Bridge Loan Agreement, the terms of which are incorporated herein by reference.

13. (a) This Note shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of New York or the state courts of the State of New York sitting in the County of New York in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on *forum non conveniens*, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall

reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under this Note.

(b) **JURY TRIAL WAIVER.** The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out of or in connection with this Note.

14. (a) Subject to the provisions of Section 14(c), the following shall constitute an "Event of Default":

i. The Company shall default in the timely payment of principal on this Note or any other amount due hereunder (without the requirement of any further notice with respect thereto from the Holder); or

ii. Any of the representations or warranties made by the Company herein, in the Bridge Loan Agreement or any of the other Transaction Agreements shall be false or misleading in any material respect at the time made; or

iii. Subject to the terms of the Bridge Loan Agreement, the Company fails to authorize or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note (provided, however, that for purposes of this provision, such failure to cause the Transfer Agent to issue such shares shall not be deemed to occur until two (2) Trading Days after the Delivery Date), fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Note and when required by this Note or any other Transaction Agreement, and such transfer is otherwise lawful, or fails to remove any restrictive legend on any certificate or fails to cause its Transfer Agent to remove such restricted legend, in each case where such removal is lawful, as and when required by this Note, or any other Transaction Agreement, and any such failure shall continue uncured for five (5) Trading Days; or

iv. The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of any Note in this series and such failure shall continue uncured for a period of ten (10) days after the Company's receipt of written notice thereof from the Holder; or

v. The Company shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation of the Company under any of the Transaction Agreements and such failure shall continue uncured for a period of ten (10) days after the Company's receipt of written notice thereof from the Holder; or

vi. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

vii. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

viii. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

ix. Any money judgment, writ or warrant of attachment, or similar process in excess of Two Hundred Fifty Thousand ($250,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

x. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding.

(b) If an Event of Default shall have occurred and is continuing, then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been cured or waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default), at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Note immediately due and payable (and the Maturity Date shall be accelerated accordingly; the "Default Maturity Date"), without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law, including, but not necessarily limited to, the equitable remedy of specific performance and injunctive relief.

(c) Anything herein or in the Agreement to the contrary notwithstanding, if a Majority in Interest of the Holders agrees in writing (which agreement is in the sole discretion of

each such Holder and may be withheld for any reason or for no reason whatsoever), any Event of Default described in subparagraph (a) above which (i) occurs prior to the Stated Maturity Date and (ii) does not represent a default in the payment of money to the Holder, may be deemed not to be an Event of Default. In such event, the provisions of subparagraph (b) above shall not apply to the event described in such agreement of a Majority in Interest of the Holders.

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15. In the event for any reason, any payment by or act of the Company or the Holder shall result in payment of interest which would exceed the limit authorized by or be in violation of the law of the jurisdiction applicable to this Note, then *ipso facto* the obligation of the Company to pay interest or perform such act or requirement shall be reduced to the limit authorized under such law, so that in no event shall the Company be obligated to pay any such interest, perform any such act or be bound by any requirement which would result in the payment of interest in excess of the limit so authorized. In the event any payment by or act of the Company shall result in the extraction of a rate of interest in excess of a sum which is lawfully collectible as interest, then such amount (to the extent of such excess not returned to the Company) shall, without further agreement or notice between or by the Company or the Holder, be deemed applied to the payment of principal, if any, hereunder immediately upon receipt of such excess funds by the Holder, with the same force and effect as though the Company had specifically designated such sums to be so applied to principal and the Holder had agreed to accept such sums as an interest-free prepayment of this Note. If any part of such excess remains after the principal has been paid in full, whether by the provisions of the preceding sentences of this Section or otherwise, such excess shall be deemed to be an interest-free loan from the Company to the Holder, which loan shall be payable immediately upon demand by the Company. The provisions of this Section shall control every other provision of this Note.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: ________________, 200_

TISSERA, INC.

By:______________________________________

____
(Print Name)

____
(Title)

It is the intention of the Holder to comply with the provisions of Section 8(C) of the Note regarding certain limits on the Holder's right to convert thereunder. The Holder believe this conversion complies with the provisions of said Section 8(C). Nonetheless, to the extent that, pursuant to the conversion effected hereby, the Holder would have more shares than permitted under said Section, this notice should be amended and revised, ab initio, to refer to the conversion which would result in the issuance of shares consistent with such provision. Any conversion above such amount is hereby deemed void and revoked.

As contemplated by the Note, this Notice of Conversion is being sent by facsimile to the telecopier number and officer indicated above.

If this Notice of Conversion represents the full conversion of the outstanding balance of the Converted Note, the Holder either (1) has previously surrendered the Converted Note to the Company or (2) will surrender (or cause to be surrendered) the Converted Note to the Company at the address indicated above by express courier within five (5) Trading Days after delivery or facsimile transmission of this Notice of Conversion.

The certificates representing the Conversion Shares should be transmitted by the Company to the Holder

☐ via express courier, or

☐ by electronic transfer

within the time contemplated by the Note after receipt of this Notice of Conversion (by facsimile transmission or otherwise) to:

____

____

____

____
(Print name of Holder)

By: ____________________________________
(Signature of Authorized Person)

____
(Printed Name and Title)